SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
[X] Definitive Information Statement

CARDINAL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:
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4) Date Filed:

CARDINAL RESOURCES, INC.

201 Penn Center Blvd., Ste. 401
Pittsburgh, Pennsylvania 15235

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about November 20, 2015 to the holders of record as of the close of business on November 20, 2015 of the common stock of Cardinal Resources, Inc., a Nevada corporation (the “Cardinal Resources”).

The Board of Directors of Cardinal Resources and 8 stockholders holding an aggregate of 80,264,440 shares of common stock issued and outstanding as of November 6, 2015, have approved and consented in writing to the action described below.  Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and Cardinal Resources’s Articles of Incorporation and Bylaws to approve the actions.  Accordingly, the actions will not be submitted to the other stockholders of Cardinal Resources for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDER

GENERAL

Cardinal Resources will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Cardinal Resources will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Cardinal Resources’s common stock.

Cardinal Resources will only deliver one Information Statement to multiple security holders sharing an address unless Cardinal Resources has received contrary instructions from one or more of the security holders. Upon written or oral request, Cardinal Resources will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Cardinal Resources, Inc., 201 Penn Center Blvd., Ste. 401, Pittsburgh, Pennsylvania 15235, Attn: Kevin Jones, Chief Executive Officer.  Mr. Jones may also be reached by telephone at (412) 374-0989.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to Cardinal Resources’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of Cardinal Resources’s outstanding capital stock is required to effect the action described herein.  Cardinal Resources’s Articles of Incorporation, as amended, does not authorize cumulative voting.  As of the record date, Cardinal Resources had 142,234,632 shares of common stock issued and outstanding.  The voting power representing not less than 71,117,317 shares of common stock is required to pass any stockholder resolutions.  The consenting stockholders are the record and beneficial owner of 80,264,440 shares of common stock, which represents approximately 52.8% of the issued and outstanding shares of Cardinal Resources’s common stock.  Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated November 6, 2015.   No consideration was paid for any consent.  The consenting stockholders’ names, affiliation with Cardinal Resources, and their beneficial holdings are as follows:

Name	Affiliation	Shares of Common Stock Beneficially Held	Percentage
Kevin Jones (1)	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director, and greater than 10% holder of common stock	32,075,044	22.5%
Barbara Jones (1)	Executive Vice President –Sustainable Systems	11,810,620	9.5%
Carol McKee	Not an affiliate.	8,147,124	5.7%
Jason Sundar	Not an affiliate.	8,021,000	5.6%
Benjamin Conde	Not an affiliate.	8,000,000	5.6%
Adrian James	Not an affiliate.	7,000,000	4.9%
Joyce O’Connor	Not an affiliate.	4,010,652	2.8%
Peter Nalle	Not an affiliate.	1,200,000	*
	TOTALS	80,264,440	56.70%

(1)  Kevin Jones and Barbara Jones are husband and wife.
*Less than 1%.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 6, 2015, certain information regarding the ownership of Cardinal Resources’s capital stock by each director and executive officer of Cardinal Resources, each person who is known to Cardinal Resources to be a beneficial owner of more than 5% of any class of Cardinal Resources’s voting stock, and by all officers and directors of Cardinal Resources as a group.  Unless otherwise indicated below, to Cardinal Resources’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of November 6, 2015 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 142,234,632 shares of common stock issued and outstanding on a fully diluted basis, as of November 6, 2015.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Kevin Jones (3)(4); President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director, and greater than 10% holder of common stock	32,075,044	22.5%
Barbara Jones; Executive Vice President –Sustainable Systems (4)(5)	11,810,620	9.5%
Carol McKee	8,147,124	5.7%
Jason Sundar	8,021,000	5.6%
Benjamin Conde	8,000,000	5.6%
Joyce O’Connor; Executive Vice President – Services (6)	4,010,652	2.8%
All officers and directors as a group (2 persons)	44,232,820	31.0%

(1)  Unless otherwise noted, the address of each person listed is c/o Cardinal Resources, Inc., 201 Penn Center Blvd., Ste. 401, Pittsburgh, Pennsylvania 15235.
(2)  This table is based on 142,234,632 shares of common stock issued and outstanding on November 6, 2015.
(3)  Appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and a Director on November 22, 2013.
(4) Kevin Jones and Barbara Jones are husband and wife.
(5)  Appointed Executive Vice President –Sustainable Systems January 1, 2014.
(6) Not an executive officer of Cardinal Resources.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended December 31, 2014 and 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Kevin Jones (1)	2014	$121,000	-0-	-0-	-0-	-0-	-0-	-0-	$121,000
	2013	$7,769	-0-	-0-	-0-	-0-	-0-	-0-	$7,769

Barbara Jones (2)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)  Appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and a Director on November 22, 2013.
(2)  Appointed Executive Vice President –Sustainable Systems onJanuary 1, 2014.

Employment Agreements

Cardinal Resources has no employment agreements or other agreements with any officer.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2014 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Kevin Jones (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)  Appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and a Director on November 22, 2013.

There has been no compensation awarded to, earned by, or paid to directors by any person for services rendered in all capacities to us for the fiscal period ended December 31, 2014 and through November 6, 2015.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers and our directors as of the fiscal year ended December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Kevin Jones (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Barbara Jones (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

(1)  Appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and a Director on November 22, 2013.
(2)  Appointed Executive Vice President –Sustainable Systems on January 1, 2014.

Securities Authorized for Issuance under Equity Compensation Plans

Cardinal Resources has no equity compensation plans.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Cardinal Resources which may result in a change in control of Cardinal Resources.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholders:

 I.  AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

On November 6, 2015, the Board of Directors the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 300,000,000 to 1,000,000,000.  Such amendment is referred to herein as the “Authorized Shares Amendment.”

Currently, Cardinal Resources has 300,000,000 shares of common stock authorized, of which 142,234,632 shares are issued and outstanding.  As a result of the Authorized Shares Amendment, Cardinal Resources will have 1,000,000,000 shares of shares of common stock authorized for issuance, of which 857,765,368 will be available for issuance.

A table illustrating the Authorized Shares Amendment (discussed below) is as follows:

	Number of shares of common stock issued and outstanding	Number of shares of common stock authorized in Certificate of Incorporation (1)	Number of shares of common stock authorized and reserved for issuance	Number of shares of common stock authorized but unreserved for issuance
Before Authorized Shares Amendment	142,234,632	300,000,000	157,765,368	-0-
After Authorized Shares Amendment	142,234,632	1,000,000,000	157,765,368	700,000

(1)	Does not include 25,000,000 shares of “blank check” preferred stock, no shares of which are issued or outstanding.

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of Cardinal Resources by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Cardinal Resources.  Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Cardinal Resources by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of Cardinal Resources by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to certain persons’ interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of common stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the increase in the number of shares of common stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Cardinal Resources to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

The Board believes that it is advisable and in the best interests of Cardinal Resources to have available additional authorized but unissued shares of common stock in an amount adequate to provide for Cardinal Resources’s future needs.  The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.   Cardinal Resources has no present plans or commitments for the issuance or use of the proposed additional shares of common stock in connection with any financing.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of Cardinal Resources in effect on the date of this Information Statement.  However, Cardinal Resources stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Cardinal Resources or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  Cardinal Resources is not aware of any proposed attempt to take over Cardinal Resources or of any attempt to acquire a large block of Cardinal Resources’s stock.  Cardinal Resources has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Cardinal Resources.  We anticipate the effective date to be on or about November 30, 2015.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates.  The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

Cardinal Resources’s Annual Report on Form 10-K for the year ended December 31, 20143 and filed with the SEC on May 8, 2015; Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and filed with the SEC on May 20, 2015; Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and filed with the SEC on August 19, 2015, and Registration Statement on Form 8-A, filed with the SEC on June 25, 2013, have been incorporated herein by this reference.

Cardinal Resources will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Cardinal Resources pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Cardinal Resources should be addressed to Kevin Jones, Chief Executive Officer, at Cardinal Resources’s principal executive offices, at:   Cardinal Resources, Inc., 201 Penn Center Blvd., Ste. 401, Pittsburgh, Pennsylvania 15235.  Mr. Jones may also be reached by telephone at (412) 374-0989.